UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2015

Commission File No. 000-16929

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2015, Soligenix, Inc. (the “Company”) held its 2015 annual meeting of stockholders (the “Annual Meeting”), at which the stockholders approved the 2015 Equity Incentive Plan, as amended on June 9, 2015 (the “2015 Plan”). A summary of the 2015 Plan was included as part of Proposal 2 in the Company's proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2015, as supplemented by the Company’s supplement to the Proxy Statement (as supplemented, the “Final Proxy Statement”) filed with the Commission on June 9, 2015. The summary of the 2015 Plan contained in the Final Proxy Statement is qualified by and subject to the full text of the 2015 Plan, which is filed as Exhibit 10.1 to this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 18, 2015, at the Annual Meeting the following items were voted upon:

(1) Election of Directors:

The following six nominees were elected as directors to serve until the 2016 annual meeting of stockholders by votes as follows:

Name	For	Withheld
Keith L. Brownlie, CPA	9,008,582	154,098
Marco M. Brughera, DVM	8,917,110	245,570
Gregg A. Lapointe, CPA	9,007,602	155,078
Robert J. Rubin, MD	9,003,248	159,432
Christopher J. Schaber, PhD	9,003,931	158,749
Jerome Zeldis, MD, PhD	9,001,733	160,947

There were 10,658,636 broker non-votes in the election of directors.

(2) 2015 Equity Compensation Plan:

The proposal to approve the 2015 Plan was approved by votes as follows:

For	Against	Abstain
8,722,460	410,187	30,033

There were 10,658,636 broker non-votes on this proposal.

(3) Ratification of the Appointment of Independent Registered Public Accountants:

The proposal to ratify the appointment of EisnerAmper LLP  as the independent registered public accountants of the Company for the fiscal year ending December 31, 2015 was approved by votes as follows:

For	Against	Abstain
19,674,850	126,523	19,943

There were no broker non-votes on this proposal.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	2015 Equity Incentive Plan, as amended on June 9, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

June 19, 2015	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D. President and Chief Executive Officer (Principal Executive Officer)

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